SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Extra Space Storage Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXTRA SPACE STORAGE INC.

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, UT 84121

April 21, 2005

Dear Stockholder:

We cordially invite you to attend the 2005 Annual Meeting of Stockholders of Extra Space Storage Inc. (the “Company”). The meeting will be held on Monday, May 16, 2005, at 11:00 a.m. Mountain time at the Grand America Hotel, 555 South Main Street, Salt Lake City, Utah 84111. The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. We encourage you to read these materials carefully and to take part in the affairs of our Company by voting on matters described in the accompanying proxy statement.

Your vote is important. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible. If you attend the meeting, you may continue to have your shares of common stock voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares of common stock in person. We look forward to seeing you at the meeting.

Sincerely,

KENNETH M. WOOLLEY

Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

To Be Held May 16, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Extra Space Storage Inc. (the “Company”), a Maryland corporation, will be held at the Grand America Hotel, 555 South Main Street, Salt Lake City, Utah 84111 on Monday, May 16, 2005 at 11:00 a.m. Mountain time, for the following purposes as further described in the accompanying proxy statement:

1.	To elect seven members to the Board of Directors, each to serve until the 2006 Annual Meeting of Stockholders. The nominees to the Board of Directors are the following: Kenneth M. Woolley, Anthony Fanticola, Hugh W. Horne, Spencer F. Kirk, Joseph D. Margolis, Roger B. Porter and K. Fred Skousen;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005; and

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on April 1, 2005 as the record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournments or postponements of the meeting. Only holders of record of the Company’s common stock at the close of business on that day will be entitled to vote at the Annual Meeting or any adjournments or postponements of the meeting.

CHARLES L. ALLEN

Secretary

Salt Lake City, Utah

April 21, 2005

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY CONTINUE TO HAVE YOUR SHARES OF COMMON STOCK VOTED AS INSTRUCTED IN THE PROXY OR YOU MAY WITHDRAW YOUR PROXY AT THE MEETING AND VOTE YOUR SHARES OF COMMON STOCK IN PERSON.

EXTRA SPACE STORAGE INC.

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 16, 2005

GENERAL INFORMATION

The accompanying proxy is solicited by the Board of Directors of Extra Space Storage Inc. (the “Company”), a Maryland corporation for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”), and at any adjournments or postponements thereof, to be held at the Grand America Hotel located at 555 South Main Street, Salt Lake City, Utah 84111, on Monday, May 16, 2005, at 11:00 a.m. Mountain time. The purposes of the meeting are: (1) to elect seven members to the Board of Directors, each to serve until the 2006 Annual Meeting of Stockholders. The nominees to the Board of Directors are the following: Kenneth M. Woolley, Anthony Fanticola, Hugh W. Horne, Spencer F. Kirk, Joseph D. Margolis, Roger B. Porter and K. Fred Skousen; (2) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005; and (3) to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

This proxy statement is accompanied by a copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2004.

ABOUT THE MEETING

Record Date

The Board of Directors has fixed the close of business on April 1, 2005 as the record date (the “Record Date”) for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Each share of the Company’s common stock, $0.01 par value per share (“Common Stock”) is entitled to one vote for each matter to be voted upon. As of the Record Date, there were 31,169,950 shares of common stock outstanding and entitled to vote at the Annual Meeting.

Quorum; Voting

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock which are entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote, whether present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than announcement at the Annual Meeting, until a quorum is present or represented. At any such adjourned Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally noticed.

Each stockholder is entitled to one vote for each share of Common Stock registered in the stockholder’s name on the Record Date. A plurality vote of the outstanding Common Stock is required for the election of directors. An affirmative vote, of a majority of the votes, cast at the meeting by holders of the Company’s Common Stock at which a quorum is present is required for the approval and ratification of each other matter.

If you properly execute a proxy in the accompanying form, and if we receive it prior to voting at the Annual Meeting, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, the shares of Common Stock will be voted “FOR” the proposals and as recommended by the Board of Directors with regard to all other matters in its discretion.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting, who will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Under New York Stock Exchange rules, if your shares are held in “street name,” your broker may, without instructions from you, vote your shares on all proposals set forth in this proxy statement.

If you cast a vote by proxy, you may revoke it at any time before it is voted by:

•	giving written notice to the Company’s Secretary at our address,

•	expressly revoking the proxy, by signing and forwarding to us a proxy dated later, or

•	by attending the Annual Meeting and personally voting the common stock owned of record by you.

Costs of Soliciting Proxies

The Company will bear the entire costs of soliciting proxies for the Annual Meeting. In addition to solicitation by mail, certain of the Company’s directors, officers and regular employees may solicit the return of proxies by telephone, facsimile, personal interview or otherwise without being paid additional compensation. American Stock Transfer & Trust Company, the transfer agent and registrar for the Company, will assist in the distribution of proxy materials and tabulation of votes. The Company will also reimburse brokerage firms and other persons representing the beneficial owners of the Company’s shares for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners in accordance with the proxy solicitation rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange.

ITEMS TO BE VOTED ON BY STOCKHOLDERS

ITEM 1—ELECTION OF DIRECTORS

In accordance with the provisions of the Company’s Articles of Incorporation and Bylaws, each member of the Board of Directors is elected at the Annual Meeting. Each member of the Board of Directors elected will serve for a term expiring at the 2006 Annual Meeting of Stockholders, and until his successor has been elected and qualified or until his earlier resignation or removal. Messrs. Kenneth M. Woolley, Anthony Fanticola, Hugh W. Horne, Spencer F. Kirk, Joseph D. Margolis, Roger B. Porter and K. Fred Skousen are the Board of Directors’ nominees for election.

Proxies in the accompanying form that are properly executed and returned will be voted at the Annual Meeting and any adjournments or postponements thereof in accordance with the directions on such proxies. If no directions are specified, such proxies will be voted “FOR” the election of the seven persons specified as nominees for directors, each of whom will serve until the 2006 Annual Meeting of Stockholders. The Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. However, should any director nominee named herein become unable or unwilling to serve if elected, it is intended that the proxies will be voted for the election, in his stead, of such other person as the Board of Directors of the Company may nominate, unless the Board of Directors reduces the size of the membership of the Board of Directors prior to the Annual Meeting to eliminate the position of any such nominee.

The Board of Directors has affirmatively determined that Messrs. Fanticola, Margolis, Porter and Skousen are independent within the standards prescribed by the New York Stock Exchange.

Nominees for Directors

The following table sets forth the name, age and the position(s) with us, if any, currently held by each person nominated as a director:

Name	Age	Title
Kenneth M. Woolley	58	Chairman and Chief Executive Officer
Anthony Fanticola (1)	62	Director
Hugh W. Horne	60	Director
Spencer F. Kirk	43	Director
Joseph D. Margolis (2)	44	Director
Roger B. Porter (1)(2)	58	Director
K. Fred Skousen (1)(2)	62	Director

(1)	Member of Audit Committee
(2)	Member of Compensation, Nominating and Governance Committee

Kenneth M. Woolley, Chairman and Chief Executive Officer is a founder of the Company and has served as its Chairman and Chief Executive Officer since its inception, and was formerly Chief Executive Officer of the Company’s predecessor. He directs all strategic planning and oversees the development and acquisition activities for the Company. Mr. Woolley has been involved in the self-storage industry since 1977. He has been directly responsible for developing over 100 properties and acquiring over 180 self-storage properties throughout the United States. From 1982 to 1983 he worked as an in-house acquisition broker at Public Storage, Inc. From 1983 to 1989 he acted as a preferred developer for Public Storage, Inc. and developed 22 storage properties which were acquired by Public Storage, Inc. From 1994 to 2002, he was an active participant on Storage USA’s Advisory Board. Early in his career he was a management consultant with the Boston Consulting Group. From 1979 to 1998 he was an Associate Professor, and later an Adjunct Associate Professor, of Business Administration at Brigham Young University where he taught undergraduate and MBA classes in Corporate Strategy and Real Estate. Mr. Woolley has also developed more than 7,000 apartment units, and been the founder of several companies in the retail, electronics, food manufacturing and natural resources industries. Mr. Woolley holds a BA in physics from Brigham Young University and an MBA and PhD in business administration from Stanford University Graduate School of Business.

Anthony Fanticola, Member of the Audit Committee. Anthony Fanticola currently manages his personal portfolio. He formerly served as the owner, Chairman and Chief Executive Officer of A. Fanticola Companies, Inc., Oil Express, Inc. and Lube Pit, Inc. (parent companies of 90 Jiffy Lube stores located in Southern California, Seattle/ Tacoma, Washington and in Tucson, Arizona). Prior to his involvement with Oil Express, Inc. and Lube Pit, Inc., Mr. Fanticola owned and operated a variety of privately owned businesses and served as Vice President of Vons Food and Drug where he was responsible for overseeing approximately $800 million in sales.

Hugh W. Horne has served as President and Chief Executive Officer of Storageworld, L.P. and Storage Spot, Inc. since 1998. Storageworld, L.P. owned 26 state-of-the-art self-storage assets, which operated under the brand name Storage Spot. For 25 years, Mr. Horne was employed by Public Storage, Inc. where he served in a number of capacities. His primary responsibility was that of President of the Real Estate Development Group responsible for all aspects of development of approximately 750 self-storage properties, totaling 45 million square feet, the development of approximately 100 commercial properties, totaling 6 million square feet, and the acquisition of approximately 450 existing self-storage properties, representing 27 million square feet. At Public Storage,Inc. Mr. Horne also served as Corporate Secretary and as Vice President of Public Storage Management, Inc., its property management subsidiary. From 1968 to 1970, Mr. Horne served as a weapons officer in South Vietnam. Mr. Horne holds a B.S. in business from Eastern New Mexico University.

Spencer F. Kirk served as the Company’s predecessor’s Executive Vice President. He joined the Company’s predecessor in June of 1998. Prior to that time, he co-founded and served as Chairman and Chief Executive Officer of Megahertz Corporation. Mr. Kirk holds a BA in finance and an MBA from the University of Utah.

Joseph D. Margolis, Member of the Compensation, Nominating and Governance Committee. Joseph D. Margolis is a co-founding partner of Arsenal Real Estate Funds, a private real estate investment manager. Prior to forming Arsenal, Mr. Margolis held senior positions for twelve years at Prudential Real Estate Investors in portfolio management, capital markets and as General Counsel, and also served on the management and investment committees. Mr. Margolis is a graduate of Harvard College and Columbia University School of Law.

Roger B. Porter, Lead Independent Director, Chairman of the Compensation, Nominating and Governance Committee and a member of the Audit Committee. Roger B. Porter is the IBM Professor of Business and Government and the Master of Dunster House at Harvard University. He also is a Senior Scholar at the Woodrow Wilson International Center for Scholars and Faculty Chairman of Harvard’s Program for Senior Managers in Government. Mr. Porter has served for more than a decade in various senior economic policy positions in the Ford, Reagan and Bush White Houses. Under President Bush, Mr. Porter served as Assistant to the President for Economic and Domestic Policy from 1989 to 1993. Mr. Porter is a director of Tenneco Automotive, Inc., Pactiv Corporation, Zions Bancorporation, National Life Insurance Company and RightChoice Managed Care, Inc. Mr. Porter holds a BA degree from Brigham Young University and was selected as a Rhodes Scholar and Woodrow Wilson Fellow, receiving his B.Phil. degree from Oxford University. He received his MA and PhD in political science from Harvard University.

K. Fred Skousen, Chairman of the Audit Committee and a member of the Compensation, Nominating and Governance Committee. K. Fred Skousen serves as Advancement Vice President at Brigham Young University. Previously, he was Dean of the Marriott School of Management and Director of the School of Accountancy at Brigham Young University. Mr. Skousen has been a consultant to the Financial Executive Research Foundation, the Controller General of the United States, the Federal Trade Commission, and to several large companies. Mr. Skousen currently serves on the Audit Committee and Board of Directors of two companies. Mr. Skousen has been a visiting professor at the University of California, Berkeley, and the University of Missouri, as well as a faculty resident on the staff of the Securities and Exchange Commission and a faculty fellow at Price Waterhouse and Co. He served as Director of Research and a member of the Executive Committee of the American Accounting Association from 1974 to 1976 and is a member of the American Institute of CPAs and is past-president of the Utah Association of CPAs. Mr. Skousen earned a Bachelor’s degree from Brigham Young University and Master’s and Ph.D. degrees from the University of Illinois.

Recommendation Regarding the Election of Directors

The Board of Directors recommends that you vote “FOR” the election of the seven named nominees.

ITEM 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005. The Company has been advised by Ernst & Young LLP that it is a registered public accounting firm with the Public Company Accounting Oversight Board (the “PCAOB”) and complies with the auditing, quality control and independence standards and rules of the PCAOB and the Securities and Exchange Commission. The Company expects that representatives of Ernst & Young LLP will be present at the Annual Meeting to make a statement if they desire to do so. They will also be available to answer appropriate questions from stockholders. The Company’s Articles of Incorporation and Bylaws do not require that stockholders ratify the appointment of the independent registered public accounting firm. The Company is submitting the appointment for ratification because the Board of Directors believes it is a matter of good corporate practice.

Recommendation Regarding Ratification of the Appointment of Ernst & Young LLP

The Board of Directors recommends that you vote “FOR” ratification of this appointment.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board Meetings

The Board of Directors generally holds at least four regularly scheduled meetings per year and holds additional special meetings as necessary. Each director is expected to attend scheduled and special meetings, unless unusual circumstances make attendance impractical. The Board of Directors may also take action from time to time by written consent. For the period from August 17, 2004 (the closing date of the Company’s initial public offering) through December 31, 2004, the Board of Directors conducted a total of two meetings. Each director attended 100% of the meetings of the Board of Directors and of any committees on which he served during this period (except for Joseph D. Margolis who became a director in February 2005). The Company has no established policy regarding board members’ attendance at the Annual Meeting.

Executive Sessions of Non-Management Directors

It is the policy of the Board of Directors that the independent members of the Board meet separately without management (including management directors) at least twice per year during regularly scheduled Board meetings to discuss such matters as the independent directors consider appropriate. The lead independent director will assume the responsibility of chairing the meetings of independent directors and shall bear such further responsibilities which the independent directors as a whole or the Board might designate from time to time. The Company’s independent auditors, finance staff, legal counsel, other employees and other outside advisers may be invited to attend these meetings.

Board Committees

The Board has two standing committees; an Audit Committee and a Compensation, Nominating and Governance Committee.

Committee Charters

The Company’s Audit Committee and Compensation, Nominating and Governance Committee charters meet the standards that have been established by the New York Stock Exchange. Copies of these charters are available on the Company’s website at www.extraspace.com.

Audit Committee

The Audit Committee has direct responsibility for the appointment, compensation, retention, and oversight of the independent registered public accounting firm for the Company, and sole authority to establish pre-approval policies and procedures for audit and non-audit engagements with the independent registered public accounting firm. The Committee also oversees the operation of a comprehensive system of internal controls designed to ensure the integrity of the Company’s financial statements and reports and compliance with laws, regulations and corporate policies; oversees the independent registered public accounting firm’s qualifications, performance and independence, and monitors communications with the independent registered public accounting firm; and monitors the performance of the internal audit function at the Company.

The Audit Committee was formed in connection with the Company’s initial public offering. The members of the Audit Committee are Messrs. K. Fred Skousen (chair), Roger B. Porter and Anthony Fanticola. The Board has determined that each of the current members of the Audit Committee is independent as defined by the Audit Committee’s charter and the New York Stock Exchange listing standards. The Board has determined that each member of the Audit Committee is financially literate, as contemplated by the New York Stock Exchange listing standards, and that Mr. Skousen is an “audit committee financial expert,” as defined in regulations adopted by the Securities and Exchange Commission. Specific functions and responsibilities of the Audit Committee are set forth in the charter of the Audit Committee, adopted by the Board of Directors, which is available on the Company’s website at www.extraspace.com. A copy of the Audit Committee’s charter is also attached as Exhibit A to this proxy statement. The Audit Committee met three times during 2004.

Compensation, Nominating and Governance Committee

The Compensation, Nominating and Governance Committee is responsible to set corporate governance principles, adopt a code of ethics, adopt policies with respect to and to resolve conflicts of interest, monitor the Company’s compliance with corporate governance requirements of state and federal law and the rules and regulations of the New York Stock Exchange, establish criteria for prospective members of the Board of Directors, conduct candidate searches and interviews, oversee and evaluate the Board of Directors and management, evaluate from time to time the appropriate size and composition of the Board of Directors and recommend, as appropriate, increases, decreases and changes in the composition of the Board of Directors and formally propose the slate of directors to be elected at each annual meeting of the stockholders. This committee also reviews and approves the compensation and benefits of the executive officers, administers and makes recommendations to the Board of Directors regarding the compensation and stock incentive plans, produces an annual report on executive compensation for inclusion in the proxy statement and publishes an annual committee report for the stockholders. The Compensation, Nominating and Governance Committee is composed of Roger B. Porter (chair), Joseph D. Margolis and K. Fred Skousen, each of whom the Board of Directors has determined to be an independent, non-employee director as defined by the Compensation, Nominating and Governance Committee’s charter and the New York Stock Exchange listing standards. Messrs. Porter, Margolis and Skousen currently have no interlocking relationships as defined by the Securities and Exchange Commission. The Compensation, Nominating and Governance Committee operates under a written charter that was adopted by the Board in 2004. A copy of the charter is available on the Company’s website at www.extraspace.com. The Compensation, Nominating and Governance Committee met one time during 2004.

Director Compensation

Each of the Company’s directors, other than Kenneth M. Woolley, receives director’s fees of $30,000 per year. In addition, directors who are not officers of the Company receive an additional $2,500 per meeting attended, $500 per committee meeting attended and $500 per teleconference meeting attended. Directors who serve as the chair of the Audit Committee and Compensation, Nominating and Governance Committee receive additional annual compensation of $20,000 and $5,000, respectively. Under the terms of the 2004 Non-Employee Directors’ Plan, each outside director of the Company also receives a grant of 30,000 stock options on the date of his initial election to the Board of Directors and a grant of 5,000 stock options on the date of each annual meeting of stockholders if his term in office shall continue.

EXECUTIVE OFFICERS AND OTHER OFFICERS

Key Officers

Information for Kenneth M. Woolley is contained above under the heading “Item 1—Election of Directors.” Information with regard to some of the Company’s other key officers is set forth below. All of the Company’s officers are appointed as officers at the annual organizational meeting of the Board held following each Annual Meeting.

Kent W. Christensen has served as the Company’s Senior Vice President and Chief Financial Officer since its inception, and was the Chief Financial Officer of the Company’s predecessor from 1998 to 2004. Prior to joining the Company’s predecessor, Mr. Christensen was the Chief Financial Officer of Source One Management for 10 years, where he designed and installed financial and accounting systems. Prior to his time at Source One, he worked at KPMG Peat Marwick. Mr. Christensen holds a BS and a Masters in accounting from Utah State University.

Charles L. Allen has served as the Company’s Senior Vice President, Senior Legal Counsel and Secretary since its inception, and was the General Counsel of the Company’s predecessor from 1998 to 2002. From 2002 to 2003, he served as Senior Vice President of Development. He coordinates and supervises all acquisition, development and related legal support and corporate matters, nationwide. Prior to joining the Company’s predecessor, Mr. Allen was a Senior Managing Partner at Allen, Nelson, Hardy & Evans and Associate General Counsel for Megahertz Corporation until it was acquired by US Robotics/3 Com Corporation. Mr. Allen holds a BS in accounting from Brigham Young University and a JD from the J. Reuben Clark Law School of Brigham Young University.

Timothy Arthurs has served as the Company’s Senior Vice President Operations since its inception, and joined the Company’s predecessor as Vice President of East Coast Operations in June 2000. From June 2000 to January 2003, Mr. Arthurs was involved in the successful day-to-day management of the Company’s rapidly growing eastern region. In January 2003, he became responsible for the operations of the Company’s properties nationwide. Prior to joining the Company’s predecessor, Mr. Arthurs spent 11 years with Public Storage, Inc. most recently serving as its Regional Vice President of Operations for the Northeast.

Richard S. Tanner has served as the Company’s Senior Vice President, Development since its inception, and he was a co-founder and the Senior Vice President for East Coast Development, of the Company’s predecessor. He has been responsible for New England development since 1979. He recently served as President of the Self-Storage Association (SSA) and previously as the SSA National Director and Treasurer. Mr. Tanner holds a BS degree from Brigham Young University and an MBA from the University of Utah.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Extra Space Storage Inc., and the Company’s compliance with laws, regulations and corporate policies, and the independent registered public accounting firm’s qualifications, performance, and independence. Consistent with this oversight responsibility, the Audit Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2004 and their assessment of internal control over financial reporting as of December 31, 2004. PricewaterhouseCoopers LLP, the Company’s independent registered public accountants, issued their unqualified report on the Company’s financial statements.

The Audit Committee also has discussed and reviewed with PricewaterhouseCoopers LLP the matters required to be discussed in accordance with Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee also has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has conducted a discussion with PricewaterhouseCoopers LLP relative to its independence. The Audit Committee has considered whether PricewaterhouseCoopers LLP’s provision of non-audit services is compatible with its independence.

As set forth in the Charter of the Audit Committee, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, and reviews of the Company’s quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q. The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing for accounting reviews or procedures or to set auditor independence standards.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the year ended December 31, 2004 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Submitted by,

K. Fred Skousen (Chairman)

Roger B. Porter

Anthony Fanticola

CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines

The Company’s Board of Directors, in its role of overseeing the conduct of the Company’s business, is guided by the Company’s Corporate Governance Guidelines. The Guidelines have been updated to reflect changes to the New York Stock Exchange listing standards. Among other things, the Guidelines contain categorical standards for determining director independence in accordance with the New York Stock Exchange listing standards. The full Guidelines are available on the Company’s website at www.extraspace.com.

Director Independence

The Company’s Corporate Governance Guidelines provide that a majority of our directors serving on our Board must be independent as required by the listing standards of the New York Stock Exchange and the applicable rules promulgated by the Securities and Exchange Commission. The Company’s Board of Directors has affirmatively determined, based upon its review of all relevant facts and circumstances, that each of the following directors has no direct or indirect material relationship with us and is independent under the listing standards of the New York Stock Exchange and the applicable rules promulgated by the Securities and Exchange Commission: Messrs. Fanticola, Margolis, Porter and Skousen. The Board of Directors has determined that Mr. Woolley, the Chairman of the Board and other directors, are not independent because they are also executive officers of the Company or have or have had direct or indirect material relationships with us.

Whistleblowing and Whistleblower Protection Policy

The Audit Committee has established procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (2) the confidential and anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. If you wish to contact the Audit Committee to report complaints or concerns relating to the financial reporting of the Company, you may do so by (i) calling the Compliance Hotline at 1-800-637-9894, (ii) emailing the Company’s Compliance Email Box at whistleblower@extraspace.com, or (iii) delivering the report via regular mail, which may be mailed anonymously, to c/o Audit Committee, Extra Space Storage Inc., 2795 East Cottonwood Parkway, Salt Lake City, Utah 84121.

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics (the “Code”) documents the principles of conduct and ethics to be followed by its employees, officers and directors, including the Company’s principal executive officer, financial officer and accounting officer. The purpose of the Code is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; promote avoidance of conflicts of interest, including disclosure to an appropriate person or committee of any material transaction or relationship that reasonably could be expected to give rise to such a conflict; promote full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company; promote compliance with applicable governmental laws, rules and regulations; promote the prompt internal reporting to an appropriate person or committee of violations of the Code; promote accountability for adherence to the Code; provide guidance to employees, officers and directors to help them recognize and deal with ethical issues; provide mechanisms to report unethical conduct; and help foster the Company’s longstanding culture of honesty and accountability. A copy of the Code has been provided to, and signed by each of the Company’s directors, officers and employees. A copy of the Code may be found on the Company’s website at www.extraspace.com, and has been included as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Disclosure Committee

The Company maintains a Disclosure Committee consisting of members of its executive management and senior staff. The Disclosure Committee meets at least monthly. The purpose of the Disclosure Committee is to bring together executive management and employees involved in the preparation of the Company’s financial statements so that the group can discuss any issues or matters of which the members are aware that should be considered for disclosure in the Company’s public SEC filings. The Disclosure Committee reports to the Company’s Chief Executive Officer and, as appropriate, to the Company’s Audit Committee. The Disclosure Committee has adopted a written charter to formalize the Committee’s purpose and procedures. A copy of the charter may be found on the Company’s website at www.extraspace.com.

Communications with Stockholders

The Company provides the opportunity for stockholders to communicate with the members of the Board. The means of communication with members of the Board may be found on the Company’s website under “Stockholder Communication Policy” at www.extraspace.com.

EXECUTIVE COMPENSATION

Compensation, Nominating and Governance Committee Report on Executive Compensation

The executive compensation philosophy, policies, plans, and programs of the Company are under the supervision of the Compensation, Nominating and Governance Committee, which is composed of the Non-Management Directors named below, each of whom has been determined by the Board of Directors to be independent under the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange listing standards. The Compensation, Nominating and Governance Committee has furnished the following report on executive compensation.

The Company completed its initial public offering in August 2004. The information regarding executive compensation as described in the Company’s registration statement on Form S-11 served as the basis for the Company’s executive compensation policies, practices, and programs during 2004.

Compensation Philosophy

The basic philosophy underlying the Company’s executive compensation policies, plans, and programs is that executive and stockholder financial interests should be aligned as closely as possible, and that compensation should be based on delivering pay commensurate with performance. Accordingly, the executive compensation program for the Company’s Chief Executive Officer (“CEO”) and the other officers of the Company has been structured to:

•	Provide compensation that attracts, retains, and motivates key executives.

•	Reinforce a results-oriented management culture with executive pay that varies according to overall Company and individual performance against business goals and core behavioral standards.

•	Place more emphasis on variable performance-based compensation, commensurate with an executive’s increasing responsibilities.

•	Align the interests of the Company’s executives and stockholders by implementing and maintaining compensation programs that provide for the acquisition and retention of significant equity interests in the Company by senior executives.

Based on these objectives, the executive compensation program has been designed to assist the Company in attracting, motivating and retaining executives to help the Company achieve its performance goals. The program is structured to provide the Company’s executives with base salaries, annual cash incentive awards, long-term incentive awards, and stock ownership opportunities.

All executive employment agreements were initiated and were made effective August 2004, prior to the Company’s initial public offering. A description of these agreements is set forth under the heading “Agreements with Executive Officers” on page 15 in this Proxy Statement.

Executive Compensation

The executive compensation plan has been structured to provide short and long-term incentives that promote continuing improvements in the Company’s financial results and returns to stockholders. The elements of the Company’s executive compensation, as provided for in the executives’ employment agreements, are primarily comprised of three elements designed to complement each other.

•	Base salaries. Base salaries are paid for ongoing performance throughout the year. The Company’s base salaries of executive officers and guaranteed portions of annual incentive bonuses are designed to be competitive with those of executives of other equity REITs, which compete with the Company, while also taking into account the executive officers’ performance;

•	Annual Incentive Bonus. Under the 2004 Performance Bonus Plan, the Company provides for the payment of cash incentive bonuses based on the Company’s performance in relation to predetermined objectives and individual executive performance.

•	Long-Term Incentives. The Company’s long-term incentive program allows for awards of stock options and grants of restricted stock under the Company’s 2004 Incentive Plan, the exact numbers of which vary, depending on the position and salary of the executive. These equity based awards are designed to link executive compensation to the Company’s long-term common share performance and have been issued in accordance with the description set forth in the Company’s registration statement on Form S-11. Stock options vest 25% each year for four years from the date of grant and no restricted shares were granted in 2004. Executives only benefit from the grant of stock options if the stock price increases and shareholders also benefit.

CEO Compensation

Kenneth M. Woolley served as the Company’s Chairman of the Board and Chief Executive Officer during 2004. Mr. Woolley’s employment agreement was initiated in August 2004 and sets an annual salary of $250,000 and an annual bonus award as determined by Committee. Mr. Woolley also received 150,000 stock options in 2004.

Federal Tax Regulations

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on the Company’s income tax return to compensation of $1 million for certain executive officers unless, in general, the compensation is paid pursuant to a plan that is performance based, nondiscretionary and has been approved by the Company’s shareholders. This regulation did not apply to the Company prior to the time it became a public company in August 2004. The Committee’s policy with respect to Section 162(m) since the initial public offering is to make reasonable efforts to ensure that compensation is deductible to the extent permitted, while simultaneously providing the Company’s executives with appropriate rewards for their performance.

Respectfully submitted by the members of the Compensation, Nominating and Governance Committee:

Roger B. Porter (Chairman)

K. Fred Skousen

Joseph Margolis

Compensation, Nominating and Governance Committee Interlocks and Insider Participation

There are no Compensation, Nominating and Governance Committee interlocks and none of the Company’s employees participate on the Compensation, Nominating and Governance Committee.

Executive Compensation

Because the Company was only recently organized, meaningful individual compensation information is not available for prior periods. The following table sets forth the compensation for services rendered during the fiscal years ended 2004 and 2003, by Kenneth M. Woolley, Chief Executive Officer and for the four other most highly compensated officers of the Company during the fiscal year ended December 31, 2004. Such executive officers are referred to herein collectively as the “named executives.”

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus (1)	Other Annual Compensation (2)	Shares Underlying Options	All other Compensation (3)
Kenneth M. Woolley Chairman and Chief Executive Officer	2004 2003	$253,125 25,000	$33,750 —	$22,500 —	150,000 —	$7,080 6,198

Kent W. Christensen Senior Vice President and Chief Financial Officer	2004 2003	$166,458 120,000	$72,000 48,500	$22,500 —	100,000 —	$10,817 8,718

Charles L. Allen Senior Vice President and Senior Legal Counsel	2004 2003	$171,667 136,000	$65,304 40,000	$22,500 —	65,000 —	$7,080 6,198

Timothy Arthurs Senior Vice President, Operations	2004 2003	$130,397 145,000	$40,310 34,500	$20,250 —	65,000 —	$12,161 11,106

Richard S. Tanner Senior Vice President, Development	2004 2003	$132,744 111,350	$6,475 18,800	$18,000 —	45,000 —	$9,797 8,747

(1)	Represents amounts earned under the Company’s annual incentive plan for the years indicated.

(2)	Represents the value of units granted of the Company’s Predecessor (Extra Space Storage LLC), which the named executive officers received as compensation.

(3)	Represents the following items: (i) officer medical insurance paid by the Company; (ii) group term life insurance coverage; and (iii) the amount of the Company’s match under the 401(k) savings plan in which the employees of the Company are eligible participants.

Stock Option Grants in Last Fiscal Year

The following table contains information concerning the grant of stock options to the named executives during the year ended December 31, 2004:

Name	Individual Grants		Exercise Price	Expiration Date
	Number of Shares Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term (2)
					5%	10%
Kenneth M. Woolley	150,000	10.00%	$12.50	8/12/2014	$1,179,177	$2,988,267
Kent W. Christensen	100,000	7.00%	$12.50	8/12/2014	$786,118	$1,992,178
Charles L. Allen	65,000	5.00%	$12.50	8/12/2014	$510,977	$1,294,916
Timothy Arthurs	65,000	5.00%	$12.50	8/12/2014	$510,977	$1,294,916
Richard S. Tanner	45,000	3.00%	$12.50	8/12/2014	$353,753	$896,480

(1)	The options vest with respect to 25% of the shares underlying the options on each of the four succeeding anniversaries from the date of grant.

(2)	The potential realizable value illustrates the value that might be realized upon exercise of the options immediately prior to the expiration of the maximum 10-year term, assuming the specified compounded rates of appreciation on the Company’s Common Stock over the option term. However, there is no assurance provided to any executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information concerning unexercised options held by the named executives at December 31, 2004.

			Number of Shares Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004 (1)
Name	Shares Acquired or Exercised	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Kenneth M. Woolley	—	$—	—	150,000	$—	$124,500
Kent W. Christensen	—	—	—	100,000	—	83,000
Charles L. Allen	—	—	—	65,000	—	53,950
Timothy Arthurs	—	—	—	65,000	—	53,950
Richard S. Tanner	—	—	—	45,000	—	37,350

(1)	Based on market value of underlying securities on December 31, 2004 of $13.33, less the option exercise price of $12.50.

Equity Compensation Plan Information

The Company has one equity based compensation plan, the 2004 Long-Term Incentive Compensation Plan. The following table sets forth information as of December 31, 2004 concerning this compensation plan, which was adopted by the Company’s Board of Directors prior to the issuance of shares pursuant to the Company’s initial public offering. The Company does not have any equity compensation plans that are not approved by stockholders.

Plan Category	Number of common shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of common shares remaining available for future issuance under equity compensation plans (excluding common shares reflected in common (a) (c)
Equity compensation plans approved by security holders	1,568,000	$12.50	6,320,000
Equity compensation plans not approved by security holders	—	—	—

(a)	the number of securities to be issued upon the exercise of outstanding options, warrants and rights;

(b)	the weighted-average exercise price of such options, warrants and rights; and

(c)	other than securities to be issued upon the exercise of such outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plan.

Section 16(A) Beneficial Ownership Reporting Compliance

Under federal securities laws, the Company’s directors, executive officers and holders of 10% or more of the Company’s Common Stock are required to report, within specified monthly and annual due dates, their initial ownership in the Company’s Common Stock and all subsequent acquisitions, dispositions or other transfers of beneficial interests therein, if and to the extent reportable events occur which require reporting by such due dates. Based solely on representations and information provided to the Company by the persons required to make such filings, the Company believes that all filing requirements were complied with during the last fiscal year.

Agreements with Executive Officers

The Company has entered into employment agreements with Messrs. Woolley, Christensen and Allen. The employment agreements provide for Kenneth M. Woolley to serve as the Company’s Chairman and Chief Executive Officer, Mr. Christensen to serve as the Company’s Senior Vice President and Chief Financial Officer and Mr. Allen to serve as the Company’s Senior Vice President and Senior Legal Counsel. These employment agreements require the executives to devote substantially all of their business attention and time to the Company’s affairs, with certain specified exceptions.

The employment agreements each have a term of three years, commencing on August 17, 2004, with automatic one year renewals unless either party provides at least ninety days’ notice of non-renewal.

The employment agreements provide for:

•	an annual base salary, subject to increase by the Company’s board of directors in its sole discretion;

•	eligibility for annual bonuses;

•	eligibility for participation in the Company’s 2004 Long-Term Stock Incentive Plan; and

•	participation in all of the employee benefit plans and arrangements made available to the Company’s similarly situated executives.

Messrs. Woolley, Christensen and Allen’s employment agreements provide that, if their employment is terminated by the Company without “cause” or by Messrs. Woolley, Christensen and Allen for “good reason” (each as defined in their employment agreements), they will be entitled to the following severance payments and benefits: (1) two years of annual base salary and two times the average of the two previous annual bonuses, (2) annual salary and other benefits earned and accrued under the applicable employment agreement prior to the termination of employment, (3) two year continuation of health benefits and (4) acceleration of vesting of incentive compensation and any non-qualified pension or deferred compensation benefits.

Upon the termination of an executive officer’s employment either by us for “cause” or by Messrs. Woolley, Christensen or Allen without “good reason” during the term, such executive officer will be entitled to receive his annual salary and bonus earned and accrued through the date of termination of the executive officer’s employment.

Messrs. Woolley, Christensen and Allen’s employment agreements also provide for payment of any annual salary or other benefits earned and accrued in the event of their death or “disability” (as defined in the employment agreement), to the executive, or his estate or beneficiaries, and payment of applicable life insurance and long term disability benefits.

As part of their employment agreement Messrs. Woolley, Christensen and Allen have entered into a non-competition period that will extend for one year after termination by the employee or by us.

Stock Price Performance Graph

Prior to August 17, 2004, the Company was not publicly traded and there was no public market for the Company’s securities. The following graph compares the cumulative total return on the Company’s Common Stock with that of the Standard and Poor’s 500 Stock Index (“S&P 500 Index”) and the National Association of Real Estate Investment Trusts Equity Index (“NAREIT Equity Index”) from August 17, 2004 (the date that the Company’s Common Stock began to trade publicly) through December 31, 2004. The stock price performance graph assumes that an investor invested $100 at the close of market on August 17, 2004 in shares of the Company’s Common Stock and $100 invested at the same time in each of the indexes. The comparisons in the graph are provided in accordance with the Securities and Exchange Commission disclosure requirements and are not intended to forecast or be indicative of the future performance of the Company’s shares of Common Stock.

	Aug. 17, 2004	Aug-04	Sep-04	Oct-04	Nov-04	Dec-04
Extra Space Storage Inc.	$100.00	$110.40	$102.00	$110.88	$111.20	$106.64
S&P 500 Index	$100.00	$102.08	$103.04	$104.48	$108.52	$112.04
NAREIT Equity	$100.00	$104.99	$104.30	$109.54	$113.61	$118.29

Accounting Fees and Services

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for years ended December 31, 2004 and 2003, and fees billed for other services rendered by PricewaterhoseCoopers LLP during those periods.

Type of Fees	2004	2003
Audit Fees (1)	$231,000	$301,980
Audit Related Fees (2)	614,600	—
Tax Fees (3)	335,632	198,007
All Other Fees	—	—

Total	$1,181,232	$499,987

1)	Audit fees consist of services rendered for the audit of the annual financial statements, including required quarterly reviews, statutory and regulatory filings or engagements and services that generally only the auditor can reasonably be expected to provide.

2)	Audit-related fees are for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements or that are traditionally performed by the independent auditor.

3)	Tax fees are for professional services rendered for tax compliance, tax advice and tax planning.

Audit Committee Pre-Approval of Services by the Independent Auditor

In accordance with its charter and applicable rules and regulations adopted by the Securities and Exchange Commission, the Company’s Audit Committee reviews and pre-approves any engagement of the independent registered public accounting firm to provide audit, review, or attest services or non-audit services and the fees for any such services. The Audit Committee annually considers and, if appropriate, approves the provision of audit services by the independent registered public accounting firm. In addition, the Audit Committee periodically considers and, if applicable, approves the provision of any additional audit and non-audit services by the Company’s independent registered public accounting firm that are neither encompassed by the Audit Committee’s annual pre-approval nor prohibited by applicable rules and regulations of the Securities and Exchange Commission. The Audit Committee has delegated to the chairman of the Audit Committee, Mr. Skousen, the authority to pre-approve, on a case-by-case basis, any such additional audit and non-audit services to be performed by our independent registered public accounting firm. Mr. Skousen reports any decision to pre-approve such services to the Audit Committee at its next regular meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock, as of April 1, 2005, for (i) each person known to us to be the beneficial owner of more than 5% of our outstanding Common Stock, (ii) each of our directors and nominees for director, (iii) each of our named executive officers who is not a director and (iv) our directors, nominees for director and executive officers as a group. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all shares of Common Stock set forth opposite their respective names.

In accordance with Securities and Exchange Commission rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).

Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. Except as indicated below, the business address of the stockholders listed below is the address of our principal executive office, 2795 East Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)

5% or more Beneficial Owners
Security Capital Research & Management, Inc. (3)	2,800,000	8.98%
11 South LaSalle Street
Second Floor
Chicago, Illinois 60603

Franklin Resources Inc. (4)	2,500,000	8.02%
One Franklin Parkway
Building 920
San Mateo, California 94403

ING Clarion Real Estate Securities, L.P. (5)	2,163,400	6.94%
259 North Radnor-Chester Road
Suite 205
Radnor, Pennsylvania 19087

Heitman Real Estate Securities, LLC (6)	1,989,276	6.38%
191 North Wacker Drive
Chicago, Illinois 60606

Directors
Spencer F. Kirk (7)	2,373,468	7.61%
Kenneth M. Woolley (8)	1,628,850	5.23%
Anthony Fanticola (9)	527,379	1.69%
Roger B. Porter (10)	207,233	*
Hugh W. Horne (11)	—	*
K. Fred Skousen (11)	—	*
Joseph D. Margolis (11)	—	*

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)

Nondirector Named Executive Officers
Charles L. Allen (12)	118,838	*
Kent W. Christensen (13)	148,234	*
Timothy Arthurs (14)	38,557	*
Richard S. Tanner (15)	477,605	1.53%
Directors and Executive Officers as a Group (11 persons)	5,520,164	17.71%

*	Less than 1.0%

(1)	Beneficial ownership refers to either shared or sole voting and investment power.

(2)	For the purposes of computing the percentage of outstanding shares owned by each beneficial owner, the shares issuable pursuant to stock options held by such beneficial owner that are exercisable within 60 days of April 1, 2005 are deemed to be outstanding. Such shares are not deemed to be outstanding for the purposes of computing the percentage owned by any other person. There were 31,169,950 shares of Common Stock outstanding as of April 1, 2005.

(3)	Information based on a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2005 by Security Capital Research & Management, Inc. Security Capital Research & Management, Inc. has sole voting and dispositive power over 2,800,000 shares of Common Stock.

(4)	Information based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005 by Franklin Resources Inc. Franklin Resources Inc. through its investment adviser Franklin Advisers, Inc. has sole voting and dispositive power over 2,500,000 shares of Common Stock.

(5)	Information based on a Schedule 13G filed with the Securities and Exchange Commission on March 2, 2005 by Clarion CRA Securities, LP. Clarion CRA Securities, LP a holding company of ING Clarion Real Estate Securities, L.P. has sole voting power of 1,597,900 shares of Common Stock and sole dispositive power over 2,163,400 shares of Common Stock.

(6)	Information based on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2005 by Heitman Real Estate Securities LLC. Heitman Real Estate Securities LLC has sole voting power over 1,387,679 shares of Common Stock and sole dispositive power over 1,989,276 shares of Common Stock.

(7)	Includes 1,328,673 shares of Common Stock which are held by Krispen Family Holdings, L.C. an entity in which Mr. Kirk has shared voting and investment power. Mr. Kirk has no pecuniary interest in 50.5% of such shares and disclaims beneficial ownership. Includes 626,343 shares of Common Stock which are held by The Kirk 101 Trust. Mr. Kirk has no pecuniary interest in any of these shares and disclaims beneficial ownership. Includes 418,452 shares of Common Stock which are held by the SFKC Kirk Charitable Remainder Unitrust, of which Mr. Kirk is the income beneficiary. Amounts shown in the table do not include the ownership of 1,162,483 contingent conversion shares (“CCS”) which are not convertible until March 31, 2006 at the earliest, and options to acquire 30,000 shares of Common Stock that will become exercisable ratably over four years beginning August 2005.

(8)	Includes 296,191 shares of Common Stock which are held by Woolley Storage LLC, for which Mr. Woolley is a non-member manager. Mr. Woolley has no pecuniary interest in such shares and disclaims beneficial ownership. Amounts shown in the table do not include the ownership of 161,097 limited partnership units in Extra Space Storage LP (the operating partnership), 797,782 CCSs and 78,903 contingent conversion units (“CCU”) which are not convertible until March 31, 2006 at the earliest, and options to acquire 150,000 shares of Common Stock that will become exercisable ratably over four years beginning August 2005.

(9)

Includes 527,379 shares of Common Stock. Includes 125,269 shares of our Common Stock which are held by The Anthony and JoAnn Fanticola Family Trust, for which Mr. Fanticola is a trustee. Includes 402,110 shares of our Common Stock which are held by The Anthony and JoAnn Fanticola Family Limited

Partnership, for which Mr. Fanticola is the president of the corporate general partner. Mr. Fanticola has no pecuniary interest in 98% of such shares and disclaims beneficial ownership. Amounts shown in the table do not include the ownership of 258,299 of CCSs which are not convertible until March 31, 2006 at the earliest, and options to acquire 30,000 shares of Common Stock that will be exercisable ratably over four years beginning August 2005.

(10)	Amounts shown in the table do not include the ownership of 101,499 CCSs which are not convertible until March 31, 2006 at the earliest, and of options to acquire 30,000 shares of Common Stock that will be exercisable ratably over four years beginning August 2005.

(11)	Amounts shown in the table do not include the options to acquire 30,000 shares of Common Stock that will be exercisable ratably over four years.

(12)	Amounts shown in the table do not include the ownership of 58,205 CCSs which are not convertible until March 31, 2006 at the earliest, and options to acquire 65,000 shares of Common Stock that will be exercisable ratably over four years beginning August 2005.

(13)	Amounts shown in the table do not include the ownership of 72,603 CCSs which are not convertible until March 31, 2006 at the earliest, and options to acquire 100,000 shares of Common Stock that will be exercisable ratably over four years beginning August 2005.

(14)	Amounts shown in the table do not include the ownership of 18,885 CCSs which are not convertible until March 31, 2006 at the earliest, and options to acquire 65,000 shares of Common Stock that will be exercisable ratably over four years beginning August 2005.

(15)	Includes 35,075 shares of Common Stock which are held by Tanner Storage LLC, for which Mr. Tanner is a non-member manager. Mr. Tanner has no pecuniary interest in such shares and disclaims beneficial ownership. Amounts in the table do not include the ownership of 53,699 limited partnership units in Extra Space Storage LP (the operating partnership), 233,924 CCSs and 26,301 CCUs which are not convertible until March 31, 2006 at the earliest, and options to acquire 45,000 shares of Common Stock that will be exercisable ratably over four years beginning August 2005.

Certain Relationships and Related Transactions

Centershift, Inc.

Effective January 1, 2004, the Company entered into a license agreement with Centershift which secures for the Company a perpetual right to continue to enjoy the benefits of a web-based tracking and yield management technology called STORE in all aspects of the Company’s property acquisition, development, redevelopment and operational activities, while the cost of maintaining the infrastructure required to support this product remains the responsibility of Centershift. This license agreement provides for an annual license fee payable by the Company in exchange for which the Company receives all product upgrades and enhancements and customary customer support services from Centershift. For the year ended December 31, 2004, the license fees were approximately $130,000. Centershift is owned by third-party individuals, as well as by executive officers and directors in the following approximate percentages: Kenneth M. Woolley (28%), Spencer F. Kirk (29%), Richard S. Tanner (7%), Kent Christensen (3%), Charles L. Allen (2%), David L. Rasmussen (0.4%) and Timothy Arthurs (0.4%).

Acquisition of Extra Space Management, Inc.

Effective March 31, 2004, our predecessor acquired Extra Space Management, Inc. from Kenneth M. Woolley, Spencer M. Kirk and Richard S. Tanner for an aggregate of approximately $184,000. Extra Space Management, Inc. is the taxable REIT subsidiary of the Company and is responsible for all property management operations that the Company performs for properties owned by third parties and for joint venture properties.

Debt Guarantees

The Company has agreed to make available to each of Kenneth M. Woolley, our Chairman and Chief Executive Officer, his affiliates, associates and people acting in concert with any of the foregoing, Richard S. Tanner, his affiliates, associates and people acting in concert with any of the foregoing and David Lackland, one of the members of our predecessor, and his related entities, the contributors of Sepulveda Associates, LLC and of 658 Venice, Ltd., the following protections: for nine years with a three-year extension if the applicable party continues to maintain ownership of at least 50% of the operating partnership units received by it in the formation transactions associated with the formation of the Company, the opportunity to:

•	guarantee debt; or

•	enter into a special loss allocation and deficit restoration obligation,

in an aggregate amount, with respect to the foregoing contributors, at least equal to $60.0 million.

The ability of the foregoing contributors to guarantee debt or enter into a special loss allocation and deficit restoration obligation with our operating partnership may enable them to continue to defer any taxable gain attributable to their negative capital accounts in our predecessor. If we were to breach our agreement to make available these opportunities, we would be required to make an indemnification payment to the contributors.

Acquisition of Storage Spot Properties

During August 2004, the Company purchased 26 self storage properties from Storage Spot Properties No. 1, L.P. and Storage Spot Properties No. 4, L.P. for $147.0 million. For the year ended December 31, 2003, the net revenues less bad debt expenses for these properties totaled $16.0 million. None of the sellers were affiliates of the Company. Hugh W. Horne is president of Storage World Properties GP No. 1, LLC and Storage World Properties GP No. 4, LLC, the general partners of the selling parties under the agreement. In connection with this transaction, we agreed to name Mr. Horne as a director of the Company. Additionally, if at any time prior to February 15, 2006, Hugh W. Horne is not serving as one of our directors, Storage Spot shall have the right to have one representative present at all meetings of our board of directors and all of our board committees during such time. Storage Spot may be entitled to receive up to an additional $5.0 million cash consideration depending upon the performance of the 26 properties for the 12 months ended December 31, 2005. Under this earn-out provision, the Company has agreed to pay in February 2006, $8.45 for each dollar that the net revenues from these properties for calendar year 2005 exceeds $17.9 million, up to a maximum of $5.0 million. The entire $5.0 million is also payable upon the occurrence of certain other conditions, including any change of control of the purchaser or a third-party sale of any of the 26 properties prior to December 31, 2005. The Company’s obligation to pay any additional funds will be guaranteed by the Company’s operating partnership.

Repayment of Note

The Company used a portion of the proceeds of its initial public offering to repay a note held by Anthony Fanticola (a director of the Company) and Joann Fanticola, cotrustees of the Anthony and Joann Fanticola Trust for approximately $4.0 million. The Company also paid $1.1 million in defeasance fees associated with repayment of the Fanticola note.

Other Matters

Stockholder Proposals and Nominations for the Board

Under Securities and Exchange Commission rules, proposals from the Company’s eligible stockholders for presentation for action at the 2006 Annual Meeting of Stockholders must be received by the Company no later than December 22, 2005, in order to be considered for inclusion in the Proxy Statement and Proxy for that

Annual Meeting. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company at the Company’s principal executive offices.

Under the Company’s By-Laws, and as Securities and Exchange Commission rules permit, stockholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an annual meeting. A stockholder must notify the Secretary of the Company in writing of the director nominee or the other business. The notice must include the required information and be delivered to the Secretary at the principal executive offices of the Company not earlier than the 150th day and not later than 5:00 p.m., Mountain time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s Annual Meeting.

If the date of the Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder must be delivered as described above not earlier than the 150th day prior to the date of mailing of the notice for such annual meeting and not later than 5:00 p.m., Mountain time, on the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which disclosure of the date of such meeting is first made. The public announcement of a adjournment or postponement of an annual meeting does not change or create a new opportunity for notice as described above.

The stockholder’s notice shall set forth the following, as applicable:

(1) as to each individual whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of such individual, (b) the class, series and number of any shares of stock of the Company that are beneficially owned by such individual, (c) the date such shares were acquired and the investment intent of such acquisition, and (d) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(2) as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below) individually or in the aggregate, (including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom);

(3) as to the stockholder giving the notice and any Stockholder Associated Person, the class, series and number of all shares of stock of the Corporation which are owned by such stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person;

(4) as to the stockholder giving the notice and any Stockholder Associated Person covered by clauses (2) or (3) above, the name and address of such stockholder, as they appear on the Company’s stock ledger and current name and address, if different, and of such Stockholder Associated Person; and

(5) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.

“Stockholder Associated Person” of any stockholder means (1) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (3) any person controlling, controlled by or under common control with such Stockholder Associated Person.

The Board and the Company’s management know of no other matters or business to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment on any such matters. The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the Annual Meeting from time to time.

Kenneth M. Woolley

Chairman of the Board and

Chief Executive Officer

April 21, 2005

Exhibit A

EXTRA SPACE STORAGE INC.

AUDIT COMMITTEE CHARTER

Purpose

The Board of Directors (the “Board”) of Extra Space Storage Inc. (the “Company”) has established an audit committee comprised of independent directors (the “Committee”) and has adopted and approved this amended and restated charter for the Committee. The Committee’s primary functions are to:

1.	Assist Board oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements including The Sarbanes-Oxley Act of 2002, (iii) the qualifications and independence of the registered public accounting firm employed by the Company for the audit of the Company’s financial statements (the “Independent Auditor”), (iv) the performance of the individuals responsible for the Company’s internal audit function, and (v) the performance of the Company’s Independent Auditors, including any third party employed by the Company for the purpose of performing all or any portion of the Company’s internal audit function (the “Internal Auditor”),

2.	Prepare the report that rules of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement, and

3.	Provide an open avenue of communication among the Company’s Independent Auditors, its Internal Auditors, its management and its Board.

Organization

1.	The Committee will be comprised of at least three directors, each of whom is financially literate (i.e., able to read and understand financial statements and have knowledge of the functions of auditors for a company) or, in the judgment of the Board, able to become financially literate within a reasonable period of time after his or her appointment to the Committee. All members of the Committee will be, in the business judgment of the Board, “independent” under the independence requirements set forth, from time to time, in the listing standards of the New York Stock Exchange (“NYSE”) and any other applicable laws, rules or regulations, including, without limitation, any rules promulgated by the SEC. The members of the Audit Committee shall be appointed annually by the Board.

2.	At least one member of the Committee will be a person who fits the qualifications of “audit committee financial expert,” as the SEC currently defines as a person who has the following attributes:

(a)	an understanding of accounting principles generally accepted in the United States (“GAAP”) and financial statements;

(b)	the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(c)	experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can be reasonably expected to be raised by the Company’s financial statements, or experience supervising one or more persons engaged in such activities;

(d)	an understanding of internal controls and procedures for financial reporting; and

(e)	an understanding of audit committee functions.

3.

No director who serves on the audit committee of more than three other public companies may be a member of the Committee, unless the Board determines such simultaneous service would not impair the ability of such director to effectively serve on the Committee, and discloses such determination in the Company’s annual proxy statement, or in the Company’s annual report on Form 10-K filed with the SEC.

4.	The members of the Committee will be appointed, removed and replaced by, and in the sole discretion of, the Board.

5.	The Board will designate a member of the Committee to serve as chairman of the Committee.

6.	The Committee will create its own rules of procedure. Such rules will be consistent with the Articles of Incorporation, as amended (the “Charter”), and Bylaws (the “Bylaws”) of the Company and with this charter.

7.	The Committee may create subcommittees to perform particular functions, either generally or in specific instances.

8.	Minutes will be kept with regard to each meeting of the Committee, which will record all actions taken by the Committee. The minutes will be maintained with the books and records of the Company.

9.	The Committee will report to the Board at regular meetings of the Board and at such other times as the Committee deems necessary or appropriate.

10.	The Committee shall meet in person or telephonically at least four times a year and at other times when deemed necessary or desirable by the Committee or its chairman.

11.	The Committee may request members of management or others to attend meetings and provide pertinent information as necessary.

Powers

The Committee will have the authority to engage independent counsel, accounting and other advisors, as it determines necessary to carry out its duties. The Company will provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of compensation (a) to the Independent Auditor employed by the Company to audit the financial statements of the Company and (b) to any advisors employed by the Committee.

The Committee may require any officer or employee of the Company or the Company’s outside counsel or Independent Auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Responsibilities

The Committee will from time to time adopt policies or procedures it deems necessary to ensure that the accounting and reporting practices of the Company are of the highest quality.

While the Committee has the powers and responsibilities set forth in this charter, it is not the duty or responsibility of the Committee to (i) plan or conduct audits, (ii) determine that the Company’s financial statements and disclosures are complete and accurate or are in accordance with GAAP or applicable rules and regulations, or (iii) monitor and control risk assessment and management. These are the responsibilities of the Company’s management and the Independent Auditor.

The Committee’s functions are the sole responsibility of the audit committee and may not be allocated to a different committee.

To fulfill its responsibilities, the Committee will:

Independent Auditors

1.	Be responsible for the appointment, termination, compensation, and oversight, of any public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work. Each such public accounting firm will report directly to the Committee.

2.	Have the sole authority to approve all audit engagement fees and terms, as well as all non-audit engagements of the Independent Auditors.

3.	Preapprove the fees and terms of all auditing services and permitted non-audit services to be provided to the Company or its subsidiaries by the Company’s Independent Auditors, except for non-audit services covered by the De Minimus Exception in Section 10A of the Securities Exchange Act of 1934, as amended. The Committee may delegate to one or more of its members who is an independent director the authority to grant preapprovals.

4.	In order to evaluate the Independent Auditors’ qualifications, performance and independence, at least annually obtain and review a report by the Independent Auditors describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by government or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the Independent Auditors and the Company in order to assess the Independent Auditor’s independence. This evaluation should include review of the partner of the Independent Auditor who has principal responsibility for its audits of the Company’s financial statements and should take into account the opinions of management and the Internal Auditors (or the Company’s personnel responsible for the internal audit function). In addition, the report will include a written statement of the fees billed for each of the following categories of services rendered by the Independent Auditor: (a) the audit of the Company’s annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year; (b) information technology consulting services for the most recent fiscal year; and (c) all other services rendered by the Independent Auditor for the most recent fiscal year.

5.	Monitor the five year rotation of the lead partner of the Independent Auditor. Consider whether the Independent Auditor itself should be changed periodically.

6.	Ensure the Company’s compliance with all applicable legal requirements regarding auditor independence, including the periodic rotation of the lead partner and other senior members of the Independent Auditor.

7.	Present to the Board its conclusions regarding the Independent Auditors’ qualifications, performance and independence.

8.	Meet regularly with the Company’s Independent Auditors so that they can report on (a) all critical accounting policies and practices the Company uses or expects to use; and (b) all alternative treatments of material financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Independent Auditors.

9.

Obtain and review, with the Independent Auditors, at least annually: a report from the Independent Auditors of any audit problems or difficulties and management’s response, including any restrictions on the scope of the Independent Auditors’ activities or access to information and any disagreements with management, and, if applicable, also including any accounting adjustments that were noted or proposed by the Independent Auditors but were “passed” (including similar adjustments that were passed because individually they were not material); any communications between the audit team and the Independent Auditors’ national office with respect to auditing or accounting issues presented by the engagement; any “management” or “internal control” letter issued, or proposed to be issued, by the Independent Auditors to the Company; and all other material written communications between the Independent Auditors and the management of the Company. The review should also include discussion of the responsibilities, budget and staffing of the Company’s internal audit function.

10.	Meet separately, periodically, with management, with the Internal Auditors, and with the Independent auditors and take such parties’ opinions into consideration.

11.	Report regularly to the Board as to the quality and integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors and the performance of the Company’s internal audit function.

12.	Set clear hiring policies for employees or former employees of the Independent Auditors.

Internal Audit

1.	Review the responsibilities, budget and staffing of the Company’s internal audit function.

2.	Review any significant changes in the planned scope of the internal audit function.

Accounting and Reporting Process

1.	Review any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and the development, selection and disclosure of critical accounting estimates.

2.	Review major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies and review processes are adequate to detect illegal acts.

3.	Review analyses prepared by management and/or the Independent Auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements, the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company.

4.	Review the audited financial statements and discuss them with management and the Independent Auditor. Based on that review, and the reviews performed by the Committee as described in paragraphs 1 through 3 under this Accounting and Reporting Process, make a recommendation to the Board relative to the inclusion of the Company’s audited financial statements in the Company’s annual report on Form 10-K.

5.	Obtain reports from management, parties responsible for the Company’s internal audit function and the Independent Auditors, as necessary, regarding the compliance, or failure to comply, of the Company with applicable legal requirements and the Company’s Code of Business Conduct and Ethics, including disclosures of insider and affiliated party transactions.

6.	Review with management and the Independent Auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

7.	The Committee will discuss with the Independent Auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

Other

1.	Discuss and oversee the preparation of the annual audited financial statements and quarterly financial statements with management and the Independent Auditor, including the results of the Independent

Auditor’s reviews of the quarterly financial statements and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to the filing of each Form 10-K and Form 10-Q by the Company.

2.	Review the disclosures, if any, of the chief executive officer and chief financial officer, prior to their certification of each annual or quarterly report filed by the Company with the SEC, of (a) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and identify any material weakness in internal controls, and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

3.	Discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. These discussions regarding earnings press releases shall occur prior to any public disclosures.

4.	Discuss and review policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken.

5.	Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

6.	Conduct an annual evaluation of its own performance.

7.	Conduct an annual review of this charter and recommend to the Board any changes the Committee deems appropriate.

8.	Annually review the Corporation’s compliance program for its Code of Ethics and the results of internal audit’s review of the expense accounts of the Corporation’s elected officers.

9.	Review with internal and external counsel, where appropriate, any legal matters that could have a significant impact on the Company’s financial statements.

10.	Review accounting and financial human resources and succession planning within the Company.

11.	Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

12.	Accept and address complaints submitted to the Committee pursuant to its role as described in the Company’s Whistleblower policy.

Resources and Authority of the Committee

•	The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants at the expense of the Company. The Committee shall have the sole authority to select and retain a consultant or search firm, to terminate any consultant or search firm retained by it, and to approve the consultant or search firm’s fees and other retention terms. The Committee has the power, in its discretion, to conduct any investigation it deems necessary or appropriate to enable it to carry out its duties.

Reliance Permitted

In carrying out its duties, the Committee will act in reliance on management, the independent public accountants, internal auditors, and outside advisors and experts, as it deems necessary or appropriate.

EXTRA SPACE STORAGE INC

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, UT 84121

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kenneth M. Woolley and Charles L. Allen as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Extra Space Storage Inc. held of record by the undersigned on April 1, 2005, at the Annual Meeting of Stockholders to be held at the Grand America Hotel located at 555 South Main Street, Salt Lake City, UT 84111, on May 16, 2005, or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

EXTRA SPACE STORAGE INC.

May 16, 2005

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯	Please detach along perforated line and mail in the envelope provided.	¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1.	The election of 7 members of the Board of Directors :			2.	Ratification of the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES

m    Kenneth M. Woolley, Chairman of the Board

m    Anthony Fanticola, Director

m    Hugh W. Horne, Director

m    Spencer F. Kirk, Director

m    Joseph D. Margolis, Director

m    Roger B. Porter, Director

m    K. Fred Skousen, Director

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.